UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2006, the board of directors of Glenborough Realty Trust Incorporated (the “Company”) amended and restated the Company’s 1996 Stock Incentive Plan (the “Plan”). New York Stock Exchange issuer rules prohibit “evergreen” provisions to issuer stock compensation plans which have a term longer than ten years and automatically increases the shares available for grant. Prior to the Plan’s amendment, automatic increases to the number of shares available for grant were triggered whenever the Company issues any of its common stock. The board therefore approved an amendment and restatement of the Plan to eliminate the automatic increases provisions and to set the number of shares available for grant at the current maximum, three million six hundred seventy thousand eight hundred thirty-three (3,670,833), while maintaining the perpetual life of the Plan.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amended and Restated 1996 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: May 5, 2006	By:	/s/ Brian S. Peay
Brian S. Peay Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated 1996 Stock Incentive Plan.